POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Margaret D. Farrell, Adam J. Gwaltney, John Bello, Todd Gleason and Lisa Rios,
 signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned,
(i) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and
 the rules thereunder,
(ii) Schedules 13G in accordance with Section 13(g) of the Exchange Act and the rules thereunder and
(iii) Schedules 13D in accordance with Section 13(d) of the Exchange Act and the rules thereunder in connection with the undersigned?s holdings of and transactions in the securities of Bancorp Rhode Island;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, Schedules 13G and Schedules 13D, complete and execute any amendment or amendments thereto, and timely file such forms and schedules with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Bancorp Rhode Island, any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the forms or schedules referenced herein with respect to the undersigned?s holdings of and transactions in securities issued by Bancorp Rhode Island, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of September 2004.


/s/ Linda Simmons
Linda Simmons